                                             EX-99.B(h)cmexc

               WADDELL & REED ADVISORS CASH MANAGEMENT, INC.

                                 EXHIBIT C

                                               Bond or
Name of Bond                                   Policy No.     Insurer

Investment Company                             87015101B      ICI
Blanket Bond Form                                             Mutual
                                                              Insurance
                                                              Company
  Fidelity                     $24,200,000
  Audit Expense                     50,000
  On Premises                   24,200,000
  In Transit                    24,200,000
  Forgery or Alteration         24,200,000
  Securities                    24,200,000
  Counterfeit Currency          24,200,000
  Uncollectible Items of
     Deposit                        25,000
  Phone-Initiated Transactions  24,200,000

Directors and Officers/                        87015101D      ICI
Errors and Omissions Liability                                Mutual
Insurance Form                                                Insurance
  Total Limit                $20,000,000                      Company

Blanket Lost Instrument Bond (Mail Loss)       30S100639551   Travelers

Blanket Undertaking Lost Instrument
  Waiver of Probate                            42SUN339806    Hartford
                                                              Casualty
                                                              Insurance